Exhibit 21.1

List of Subsidiaries

1.	American Beauty Limited	Hong Kong
2.	American Full Assortment Limited	Hong Kong
3.	Aristides Properties, LLC	Delaware, United States
4.	ASLA FA Holdings	Cayman
5.	ASLA Far East Holdings	Cayman
6.	ASLA Global Holdings	Cayman
7.	ASLA Greater China Holdings	Cayman
8.	ASLA Greater China FA Holdings	Cayman
9.	ASLA US Holdings, LLC	Delaware, United States
10.	ASLA US Partner, LLC	Delaware, United States
11.	ASLA III Global Holdings	Cayman
12.	ASLA IV Global Holdings	Cayman
13.	Bond Street VS Limited	United Kingdom
14.	Canadian Holdings S.á.r.l.	Luxembourg
15.	Distribution Center 456, LLC	United States
16.	Far West Factoring, LLC	Nevada, United States
17.	FLL Holding, LLC	Delaware, United States
18.	IB US Retail Holdings, Inc.	Delaware, United States
19.	Independent Production Services Brazil Ltda.	Brazil
20.	Independent Production Services, LLC	Delaware, United States
21.	Intimate Apparel Brand Management GP, LLC	Delaware, United States
22.	Intimate Apparel Brand Management, LP	United States
23.	L Brands China Holdings S.á.r.l.	Luxembourg
24.	L Brands Direct Fulfillment, LLC	Delaware, United States
25.	L Brands Fashion Retail Ireland Limited	Ireland
26.	L Brands HK Management Company Limited	Hong Kong
27.	L Brands Management (Shanghai) Co. Limited	China

28.	L Brands Trading (Shanghai) Company Limited	China
29.	LB Full Assortment HK Limited	Hong Kong
30.	LB US Holding, LLC	Delaware, United States
31.	LBIB HK Limited	Hong Kong
32.	Lone Mountain Factoring, LLC	Nevada, United States
33.	Mast Commercial Trading Shanghai Company Limited	China
34.	Mast Commercial Trading (Shenzhen) Company Limited	China
35.	Mast Far East (Mauritius)	Mauritius
36.	Mast Global Business Services India Private Limited	India
37.	Mast Industries (Far East) Limited	Hong Kong
38.	Mast Industries UK Limited	United Kingdom
39.	Mast Technology Services, Inc.	Delaware, United States
40.	MII Brand Import, LLC	Delaware, United States
41.	IB International Holdings, Inc.	Delaware, United States
42.	Retail Brokerage Solutions, LLC	Delaware, United States
43.	Victoria’s Secret (Canada) Corp.	Nova Scotia, Canada
44.	Victoria’s Secret Direct Brand Management, LLC	Delaware, United States
45.	Victoria’s Secret Direct GC, LLC	Ohio, United States
46.	Victoria’s Secret Direct New York, LLC	Delaware, United States
47.	Victoria’s Secret Stores Brand Management, LLC	Delaware, United States
48.	Victoria’s Secret Stores, LLC	Delaware, United States
49.	Victoria’s Secret Stores GC, LLC	Ohio, United States
50.	VS Service Company, LLC	Delaware, United States
51.	VSPR Store Operations, LLC	Puerto Rico
52.	Victoria’s Secret UK Limited	United Kingdom